TARGET BENEFIT ASSET ALLOCATION RIDER

THIS RIDER LIMITS INVESTMENT OPTION ALLOCATIONS AND RESTRICTS TRANSFERS UNDER THE BASE CONTRACT. THESE RESTRICTIONS APPLY WHILE THE TARGET DATE RETIREMENT BENEFIT RIDER IS IN EFFECT. ON EACH QUARTERLY ANNIVERSARY, CONTRACT VALUES WILL BE REALLOCATED IN ACCORDANCE TO THE PROVISIONS THAT FOLLOW.

This rider forms a part of the Base Contract to which it is attached and is effective as of the Rider Effective Date. If you selected the Target Date Retirement Benefit Rider at the time of issue, the Rider Effective Date is the Issue Date. If you add the Target Date Retirement Benefit Rider after the Issue Date, the Rider Effective Date is the Contract Anniversary after your request is received in good order at our Service Center, and is shown on the Contract Schedule Addendum. In the case of a conflict with any provision in the Base Contract, the provisions of this rider will control. Defined terms and contractual provisions are set forth in the Base Contract, the Target Date Retirement Rider, and this rider. This rider will terminate as indicated in the CONDITIONS FOR TERMINATION OF THIS RIDER section.

-------------
 DEFINITIONS
-------------

BASE CONTRACT         The contract to which this rider is attached.
QUARTERLY ANNIVERSARY The day that occurs three, six, and nine calendar months after the Issue Date or any Contract Anniversary.
                      Quarterly Anniversaries also include Contract Anniversaries.  If the Quarterly Anniversary does not occur on a
                      Business Day, we will consider it to occur on the next Business Day.

-----------------------------------------------------
 INVESTMENT OPTION AND ASSET ALLOCATION RESTRICTIONS
-----------------------------------------------------

ON THE RIDER On the Rider Effective Date, we allocate your Contract Value according to your instructions, subject to the Maximum
EFFECTIVE    Allowable Allocation.
DATE
PURCHASE     Additional Purchase Payments will be allocated according to your instructions, subject to the Maximum Allowable
PAYMENTS     Allocation as of the previous Business Day.  You can only make additional Purchase Payments during the Purchase
             Payment Period shown on the Contract Schedule.
      QUARTERLY   On each Quarterly Anniversary, we will rebalance your Contract Value in each of your selected Investment Options
      REBALANCING according to the Required Individual Allocations. We will only allow you to make Investment Option transfers as
      AND         long as you do not exceed the Maximum Allowable Allocation limitations for the combined Groups A, B and X.
      INVESTMENT
      OPTION      The Investment Options in Group A, Group B, Group X and Group Y are shown in the Contract Schedule or in the
      ALLOCATION  Contract Schedule Addendum.  We will not recategorize the groups to which we assigned in the Investment Options
      AND         available under the Base Contract, but we may add or remove Investment Options from your Base Contract in the
      TRANSFER    future. If we do, we will provide written notice regarding additions or deletions within the Investment Option
      RESTRICTIONS groups.




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INVESTMENT OPTION AND ASSET ALLOCATION RESTRICTIONS continued from the previous page


MAXIMUM   On the Rider Effective Date, the Maximum Allowable Allocation for the combined Groups A, B, and X is set out in Table A
ALLOWABLE and the Maximum Allowable Allocation for Group A is set out in Table B.  Tables A and B appear later in the rider.
ALLOCATION
          On each Quarterly Anniversary, we calculate the new Maximum Allowable Allocation for the combined Groups A, B and X; Group
          A; and the combined Groups B and X as follows.

          COMBINED GROUPS A, B, AND X.  On each Quarterly Anniversary, the new Maximum Allowable Allocation for the combined Groups
          A, B, and X is the lesser of:
             (a)the Maximum Allowable Allocation for the combined Groups A, B, and X as of the previous Business Day; or
             (b)the Maximum Allowable Allocation for the combined Groups A, B, and X as set out in Table A.

          GROUP A.  We then use Table B and the new Maximum Allowable Allocation for the combined Groups A, B, and X to determine the new Maximum Allowable Allocation to Group A.

          COMBINED GROUPS B AND X.  We determine the new Maximum Allowable Allocation for the combined Groups B and X by taking the new Maximum Allowable Allocation for the combined Groups A, B and X minus the new Required Allocation for Group A.

          The maximum decrease that can occur in any twelve-month period to the Maximum Allowable Allocation for the combined Groups
          A, B, and X is 15% less than the Maximum Allowable Allocation established one year ago, and for Group A it is 10% less than the Maximum Allowable Allocation established one year ago.
REQUIRED  On the Rider Effective Date, the Required Allocation for Group A; the combined Groups B and X; and Group Y is equal to the
ALLOCATION allocations you select.

          On each Quarterly Anniversary, we will calculate the new Required Allocation for Group A; the combined Groups B and X; and
          Group Y as follows.

          GROUP A.  The new Required Allocation for Group A is the lesser of:
             (a)the Required Allocation for Group A as of the previous Business Day; or
             (b)the new Maximum Allowable Allocation for Group A.

          COMBINED GROUPS B AND X.  The new Required Allocation for the combined Groups B and X is the lesser of:
             (a)the Required Allocation for the combined Groups B and X as of the previous Business Day plus any Excess Allocation moved from Group A; or
             (b)the new Maximum Allowable Allocation for the combined Groups B and X.

          We determine the Excess Allocation by taking the Required Allocation for an Investment Option Group(s) minus the Maximum
          Allowable Allocation for the same Investment Option Group(s), if positive.

          GROUP Y.  The new Required Allocation for Group Y is equal to 100% minus the new Required Allocation for Group A and minus the new Required Allocation for the combined Groups B and X.


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INVESTMENT OPTION AND ASSET ALLOCATION RESTRICTIONS continued from the previous page

REQUIRED    On the Rider Effective Date, the Required Allocation for Individual Investment Options is equal to the allocation
ALLOCATION  instructions you give us.
FOR
INDIVIDUAL  On each Quarterly Anniversary, we will rebalance the Contract Value in your selected Investment Options according to the
INVESTMENT  new Required Allocation for Individual Investment Options.
OPTIONS
            The new Required Allocation for Individual Investment Options formula is (a) multiplied by (b) divided by (c), where:
               (a)is the new Required Allocation for the Investment Option group on the current Quarterly Anniversary,
               (b)is the Required Allocation for Individual Invesment Options as of the previous Business Day, and
               (c)is the Required Allocation for the Investment Option group calculated as of the previous Business Day.
            Because we require allocations to Investment Options to be a whole number, we will round your Required Allocation for
            Individual Investment Options to the nearest whole number.  If you change your allocation instructions, they must comply with the new Maximum Allowable Allocation and they will then become the new Required Allocation for Group A; the combined Groups B and X; Group Y; and the new Required Allocation for Individual Investment Options.


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

INVESTMENT OPTION AND ASSET ALLOCATION RESTRICTIONS continued from the previous page


                                                            TABLE A
                                   MAXIMUM ALLOWABLE ALLOCATION TO INVESTMENT OPTIONS IN  THE COMBINED GROUPS A, B AND X
                                               BASED ON THE NUMBER OF YEARS* TO THE INITIAL TARGET VALUE DATE
                                             AND THE COMPARISON OF CONTRACT VALUE (CV) TO THE TARGET VALUE (TV)
NO. OF YEARS* TO THE INITIAL CV =  CV =  CV =  CV =  CV =  CV =  CV =  CV =  CV =  CV =  CV =  CV =  CV =  CV =  CV =  CV = CV
     TARGET VALUE DATE       94%+   88%   82%   76%   70%   64%   58%   52%   46%   40%   34%   28%   22%   16%   10%   4%   <
                             of TV to <  to <  to <  to <  to <  to <  to <  to <  to <  to <  to <  to <  to <  to <  to < 4%
                                    94%   88%   82%   76%   70%   64%   58%   52%   46%   40%   34%   28%   22%   16%  10%  of
                                   of TV of TV of TV of TV of TV of TV of TV of TV of TV of TV of TV of TV of TV of TV  of  TV
                                                                                                                        TV
            28+               95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%  95%  95%
             27               95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%  95%  90%
             26               95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%  90%  85%
             25               95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   90%  85%  80%
             24               95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   90%   85%  80%  75%
             23               95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   90%   85%   80%  75%  70%
             22               95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   90%   85%   80%   75%  70%  65%
             21               95%   95%   95%   95%   95%   95%   95%   95%   95%   95%   90%   85%   80%   75%   70%  65%  60%
             20               95%   95%   95%   95%   95%   95%   95%   95%   95%   90%   85%   80%   75%   70%   65%  60%  55%
             19               95%   95%   95%   95%   95%   95%   95%   95%   90%   85%   80%   75%   70%   65%   60%  55%  50%
             18               95%   95%   95%   95%   95%   95%   95%   90%   85%   80%   75%   70%   65%   60%   55%  50%  45%
             17               95%   95%   95%   95%   95%   95%   90%   85%   80%   75%   70%   65%   60%   55%   50%  45%  40%
             16               95%   95%   95%   95%   95%   90%   85%   80%   75%   70%   65%   60%   55%   50%   45%  40%  35%
             15               95%   95%   95%   95%   90%   85%   80%   75%   70%   65%   60%   55%   50%   45%   40%  35%  35%
             14               95%   95%   95%   90%   85%   80%   75%   70%   65%   60%   55%   50%   45%   40%   35%  35%  35%
             13               95%   95%   90%   85%   80%   75%   70%   65%   60%   55%   50%   45%   40%   35%   35%  35%  35%
             12               95%   90%   85%   80%   75%   70%   65%   60%   55%   50%   45%   40%   35%   35%   35%  35%  35%
             11               90%   85%   80%   75%   70%   65%   60%   55%   50%   45%   40%   35%   35%   35%   35%  35%  35%
             10               85%   80%   75%   70%   65%   60%   55%   50%   45%   40%   35%   35%   35%   35%   35%  35%  35%
             9                80%   75%   70%   65%   60%   55%   50%   45%   40%   35%   35%   35%   35%   35%   35%  35%  35%
             8                75%   70%   65%   60%   55%   50%   45%   40%   35%   35%   35%   35%   35%   35%   35%  35%  35%
             7                70%   65%   60%   55%   50%   45%   40%   35%   35%   35%   35%   35%   35%   35%   35%  35%  35%
             6                65%   60%   55%   50%   45%   40%   35%   35%   35%   35%   35%   35%   35%   35%   35%  35%  35%
             5                60%   55%   50%   45%   40%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%  35%  35%
             4                55%   50%   45%   40%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%  35%  35%
             3                50%   45%   40%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%  35%  35%
             2                45%   40%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%  35%  35%
             1                40%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%  35%  35%
 INITIAL TARGET VALUE DATE    35%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%   35%  35%  35%
         AND BEYOND

* We round the number of years until the Initial Target Value Date up to the next whole number.

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INVESTMENT OPTION AND ASSET ALLOCATION RESTRICTIONS continued from the previous page


                                                              TABLE B
  MAXIMUM ALLOWABLE ALLOCATION FOR INVESTMENT OPTION GROUP A AND THE MINIMUM ALLOCATION REQUIREMENT FOR INVESTMENT OPTION GROUP Y
                                      BASED ON THE MAXIMUM ALLOWABLE ALLOCATION FROM TABLE A.
WHEN THE MAXIMUM ALLOWABLE ALLOCATION FOR INVESTMENT  THEN THE MAXIMUM ALLOWABLE ALLOCATION   AND THE MINIMUM ALLOCATION REQUIRMENT
              OPTIONS IN THE COMBINED                       FOR INVESTMENT OPTIONS IN               FOR INVESTMENT OPTIONS IN
           GROUPS A, B AND X IS{ellipsis}                     GROUP A IS{ellipsis}                    GROUP Y IS{ellipsis}
                        95%                                            30%                                      5%
                        90%                                            30%                                     10%
                        85%                                            25%                                     15%
                        80%                                            25%                                     20%
                        75%                                            20%                                     25%
                        70%                                            20%                                     30%
                        65%                                            15%                                     35%
                        60%                                            15%                                     40%
                        55%                                            10%                                     45%
                        50%                                            10%                                     50%
                        45%                                             5%                                     55%
                        40%                                             5%                                     60%
                        35%                                             5%                                     65%

--------------------
 GENERAL PROVISIONS
--------------------

CONDITIONS FOR TERMINATION OF THIS RIDER This rider will terminate upon the earliest of the following.
                                         (a)The termination of the Base Contract.
                                         (b)The termination of the Target Date Retirement Benefit Rider.

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

In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

                         ALLIANZ LIFE INSURANCE COMPANY
                                  OF NEW YORK

                 [                                               ]   [
             ]

                     J.                     Terry                      Griffith,
               Vincent Vitiello
                                                                       Secretary
       President


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